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                                                                  Exhibit (p)(1)
                                 NORTHERN FUNDS
                          NORTHERN INSTITUTIONAL FUNDS
                                (the "Companies")

                                 CODE OF ETHICS

I.      Legal Requirement.

        Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for any officer or trustee of the Companies or of their investment advisers or distributor (as well as other persons) in connection with the purchase or sale by such person of a security "held or to be acquired" by the Companies:

                1. To employ any device, scheme or artifice to defraud the Companies;

                2. To make to the Companies any untrue statement of a material fact or omit to state to the Companies a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Companies; or

                4. To engage in any manipulative practice with respect to the Companies' investment portfolios.

II.     Purpose of the Code of Ethics.

        The Companies expect that their officers and trustees will conduct their personal investment activities in accordance with (1) the duty at all times to place the interests of the Companies' shareholders first, (2) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and (3) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

        In view of the foregoing, the provisions of Section 17(j) of the 1940 Act, Section 204A-1 of the Advisers Act of 1940, as amended (the "Advisers Act"), the Securities and Exchange Commission's (the "SEC's") Advisers Act Release No. 2256 and 1940 Act Release No. 26492 "Investment Adviser Codes of Ethics" (July 2, 2004), the SEC's 1940 Act Release No. 23958 on "Personal Investment Activities of Investment Company Personnel" (August 24, 1999), the "Report of the Advisory Group on Personal Investing" issued by the Investment Company Institute on May 9, 1994, and the Securities and Exchange Commission's September 1994 Report on "Personal Investment Activities of Investment Company Personnel," the Companies' Boards of Trustees have determined to adopt this Code of Ethics on behalf of the Companies to specify a code of conduct for certain types of personal securities transactions which might

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involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.

        The Companies expect that their investment advisers and (if required) distributor will adopt separate codes of ethics for their directors, officers and personnel that are consistent with the purpose of this Code and applicable regulations.

III.    Definitions.

        A. An "Access Person" means: (1) each trustee or officer of a Company; (2) each employee (if any) of a Company (and each director, officer, general partner or employee of any company in a control relationship to a Company) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Company or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (3) any natural person in a control relationship to a Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of Covered Securities.

                For purposes of this Code of Ethics, an "Access Person" does not include any person who is subject to the code of ethics adopted by a Company's investment advisers or principal underwriter in compliance with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act.

        B. "Restricted Trustee" or "Restricted Officer" means each trustee or officer of a Company who is not also a director, officer, partner, employee or controlling person of a Company's investment advisers, custodian, transfer agent or principal underwriter.

        C. An Access Person's "immediate family" includes a spouse, minor children and adults living in the same household as the Access Person.

        D. A security is "held or to be acquired" if within the most recent 15 days it (1) is or has been held by a Company, (2) is being or has been considered by a Company or either of its investment advisers for purchase by the Company and (3) includes any option to purchase or sell and any security convertible into or exchangeable for a security described in (1) or (2).

        E. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, as amended (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

        F.      "Investment Personnel" of a Company means:

                        (i) Any employee of a Company (or of any company in a
                control relationship to the Company) who, in connection with his or her regular functions

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                or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company.

                        (ii) Any natural person who controls a Company and who
                obtains information concerning recommendations made to the Company regarding the purchase or sale of securities by the Company.

        G. A "Limited Offering" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or
                Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the 1933 Act.

        H. "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include: (i) direct obligations of the Government of the United States; (ii) banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is in one of the two highest rating categories of a nationally recognized statistical rating organization), including repurchase agreements; and (iii) shares of registered open-end investment companies.

        I. "Automatic Investment Plan" means a program in which regular periodic purchases or withdrawals are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

IV.     Policies of the Company Regarding Personal Securities Transactions.

        A.      General Policy.

                No Access Person of a Company shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(b) set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code of Ethics.

        B.      Specific Policies.

                1. Restrictions on Personal Securities Transactions By Access Persons Other Than Restricted Trustees and Restricted Officers.

                        a. Except as provided below, no Access Person who is not a Restricted Trustee or Restricted Officer may buy or sell Covered Securities for his or her personal portfolio or the portfolio of a member of his or her immediate family without obtaining oral authorization from the compliance department ("Compliance Department") of The Northern Trust Company ("Northern") prior to effecting such security transaction.

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                                A written authorization for such security
                                transaction will be provided by the Compliance Department of Northern to the person receiving the authorization (if granted) to memorialize the oral authorization that was granted.

                                        Note: If an Access Person has questions
                                        as to whether purchasing or selling a
                                        security for his or her personal
                                        portfolio or the portfolio of a member
                                        of his or her immediate family requires
                                        prior oral authorization, the Access
                                        Person should consult the Compliance
                                        Department of Northern for clearance or
                                        denial of clearance to trade prior to
                                        effecting any securities transactions.

                        b. Pre-clearance approval under paragraph (a) will expire at the close of business on the fifth trading day after the date on which oral authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

                        c. No clearance will be given to an Access Person other than a Restricted Trustee or Restricted Officer to purchase or sell any security (1) on a day when any portfolio of a Company has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn or (2) when the Compliance Department of Northern has been advised by an investment adviser that the same security is being considered for purchase or sale for any portfolio of a Company.

                        d. The pre-clearance requirements of this paragraph IV.B. do not apply to the following securities:

                                (i)     Securities that are not Covered
                                        Securities.

                                (ii) Securities which a Company's portfolios are not permitted to purchase under the investment objectives and policies set forth in the Company's then current prospectus(es) under the Securities Act of 1933 or the Company's registration statement on Form N-1A.

                                (iii)   Securities purchased or sold in any
                                        account over which the Access Person has no direct or indirect influence or control.

                                (iv)    Securities purchased or sold in a
                                        transaction which is non-volitional on
                                        the part of either the Access Person or
                                        the Companies.

                                (v)     Securities acquired as a part of an
                                        Automatic Investment Plan.

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                                (vi)    Securities acquired upon the exercise of
                                        rights issued by an issuer pro rata to
                                        all holders of a class of its
                                        securities, to the extent such rights
                                        were acquired from such issuer, and
                                        sales of such rights so acquired.

                        e. The pre-clearance requirement contained in this paragraph IV.B. shall apply to all purchases of securities in an Initial Public Offering or a Limited Offering in which any Investment Personnel of a Company directly or indirectly acquires beneficial ownership.

                2. Restrictions on Personal Securities Transactions by Restricted Trustees and Restricted Officers.

                        Each Company recognizes that Restricted Trustees and Restricted Officers do not have on-going, day-to-day involvement with the operations of a Company. In addition, it has been the practice of each Company to give information about securities purchased or sold by the Company or considered for purchase or sale by the Company to Restricted Trustees and Restricted Officers in materials circulated more than 15 days after such securities are purchased or sold by the Company or are considered for purchase or sale by the Company. Accordingly, each Company believes that less stringent controls are appropriate for Restricted Trustees and Restricted Officers, and that such persons shall not be subject to the pre-clearance requirements of this paragraph IV.B.

V.      Procedures.

        A.      Reporting of Holdings and Transactions.

                In order to provide each Company with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons:

                1. Each Access Person of a Company other than a trustee who is not an "interested person" of the Company (as defined in the 1940 Act) will submit to the Compliance Department of Northern an initial holdings report in the form attached hereto as Exhibit A that lists all Covered Securities beneficially owned/1/ by the Access Person except as stated

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/1/  You will be treated as the "beneficial owner" of a security, and a security will be held for your benefit, under this policy only if you have a direct or indirect pecuniary interest in the security.

        (a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

        (b) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of

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                        below. This report must be submitted within ten days of
                        becoming an Access Person, must be current as of a date no more than 45 days before becoming an Access Person, and must include the title of each security, the number of shares held, and the principal amount of the security. The report must also include a list of any securities accounts maintained with any broker, dealer or bank.

                2. Each Access Person of a Company other than a trustee who is not an "interested person" of the Company (as defined in the 1940 Act) will also submit to the Compliance Department of Northern an annual holdings report attached hereto as Exhibit B no later than forty-five days after the end of the calendar year. Except as stated below, the annual holdings report must list all Covered Securities beneficially owned by the Access Person, the title of each security, the number of shares held, and the principal amount of the security, as well as a list of any securities accounts maintained with any broker, dealer or bank.

                3. Each Access Person of a Company other than a Restricted Trustee or Restricted Officer shall direct his or her broker to supply to the Compliance Department of Northern, on a timely basis, duplicate copies of confirmations of all securities transactions in which the person has, or by reason of such transaction acquires any direct or indirect beneficial ownership and copies of periodic statements for all securities accounts.

                4. Except as stated below, each Access Person of a Company, other than a trustee who is not an "interested person" of the Company (as defined in the 1940 Act), shall submit reports in substantially the form attached hereto as Exhibit C to the Compliance Department of Northern, showing all transactions in Covered Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, as well as all accounts established with brokers, dealers or banks during the quarter in which any securities were held for the direct or indirect benefit of the Access Person./2/ Such reports shall indicate each transaction in a security where the Access Person knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee or officer, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale, by a Company. Such reports shall be filed no later than 30 days after the end of

----------
(..continued)
                which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of any derivative security, or through conversion.

                For interpretive guidance on this test, you should consult counsel.

2.   See footnote 1 above.

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                        each calendar quarter. An Access Person of a Company
                        need not make a quarterly transaction report under this paragraph if all of the information required by this paragraph V.A.4. is contained in the brokerage confirmation or account statement required to be submitted under paragraph V.A.3. and is received by Northern's Compliance Department in the time period stated above.

                5. Each trustee who is not an "interested person" of the Company need not make an initial or annual holdings report but shall submit a quarterly report similar to that required under paragraph V.A.4. to the Compliance Department of Northern, but only for a transaction in a Covered Security (except as stated below) where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale, by a Company.

                6. The reporting requirements of this section V do not apply to securities transactions effected for, and any Covered Securities held in, any account over which an Access Person does not have any direct or indirect influence or control.

                7. PFPC Inc. shall notify each Access Person of the Companies who may be subject to the pre-clearance requirement or required to make reports pursuant to this Code that such person is subject to the pre-clearance requirement or this reporting requirement and shall deliver a copy of this Code to each such person.

        B.      Review and Recordkeeping.

                1. Each Company's investment advisers and (if required) principal underwriter shall adopt, maintain and enforce separate codes of ethics with respect to their personnel in compliance with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, and shall forward to the Company's administrator and the Company's counsel copies of such codes and all future amendments and modifications thereto. The board of trustees, including a majority of the trustees who are not "interested persons" of a Company (as defined in the 1940 Act), shall approve this Code of Ethics, and the code of ethics of each investment adviser and principal underwriter of the Company, and any material amendments to such codes. Such approval must be based on a determination that such codes contain provisions reasonably necessary to prevent access persons of a Company and its investment advisers and principal underwriter from engaging in any conduct prohibited under such codes and under Rule 17j-1 under the 1940 Act. Any material changes to an investment adviser's or principal underwriter's code must be approved by the board no later than six months after such change. Before approving any material amendments

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                        to an investment adviser's or principal underwriter's
                        code of ethics, the board must receive a certification from the investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent access persons from violating its code of ethics.

                2.      The Compliance Department of Northern shall:

                        a. review all initial holdings, annual holdings and quarterly transactions reports required to be made by a Company's Access Persons pursuant to this Code, and as appropriate compare the reports with the pre-clearance authorizations received;

                        b. maintain copies of this Code of Ethics and the names of the persons who are required to report their securities transactions pursuant to the Code and the names of all persons responsible for reviewing such reports;

                        c. keep all reports submitted by Access Persons pursuant to this Code in a safe and secure location, and shall not disclose the reports or their contents to any person except as necessary to perform the responsibilities of Compliance Department;

                        d. submit to the Chairman of the board of trustees of the Companies within 60 days after the end of each calendar quarter a written report listing
                                (i) any transaction that appears to evidence a possible violation of this Code, or (ii) any apparent violation of the reporting requirements stated herein; and

                        e. promptly investigate any securities transaction listed pursuant to subparagraph (d)(i) above and submit periodic status reports with respect to each such investigation to the Chairman of the board of trustees of the Companies.

                3. The Compliance Department of each of the Companies' investment advisers and (if required) principal underwriter, respectively, shall:

                        a. maintain copies of the codes of ethics adopted by such investment advisers and principal underwriter, the names of the persons who are required to report their securities transactions pursuant to such codes and the names of all persons responsible for reviewing such reports;

                        b. submit to the board of trustees of each Company within 60 days after the end of each calendar quarter a written report listing any transaction that constituted a violation of the code of ethics adopted by the Company's investment advisers or principal

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

                                underwriter and the disciplinary actions/3/ taken in response to such violation.

                4. At each quarterly board of trustees' meeting, the Chairman of the board of trustees of each Company shall report on any reported securities transaction that occurred during the prior quarter that appears to have been inconsistent with the provisions of this Code.

                5. The board shall consider reports made to it hereunder and shall determine whether the policies established in this Code have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, removal or suspension from office, termination of employment, or the unwinding of the transaction and the disgorgement of any profits to the Companies.

                6. At least once a year, Northern's Compliance Department shall provide to the board with respect to this Code of Ethics, and each Company's investment advisers and (if required) principal underwriter shall provide to the board with respect to their codes of ethics, a written report which contains: (a) a summary of existing procedures concerning personal investing by their access persons and any changes in the procedures during the past year; (b) an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures based upon their experience under such codes, industry practices, or developments in applicable laws and regulations; (c) a description of any issues arising under such codes of ethics or procedures since the last report, including but not limited to, information about material violations of such codes or procedures and sanctions imposed in response to material violations; and (d) a certification that the procedures which have been adopted are those reasonably necessary to prevent their access persons from violating their respective codes of ethics. The trustees shall consider such written reports not less frequently than annually.

                7. This Code and any code that has been in effect during the past five years, a record of any violation of such codes and any action taken as a result of the violation, a copy of each report made by an Access Person under this Code (including any written information provided in lieu of the reports under paragraph V.A.3.), any written reports provided pursuant to paragraph V.B.6., lists of all persons required to make reports lists of all persons responsible for reviewing such reports and a record or any decision and the reasons supporting a decision to approve the acquisition by Investment Personnel of securities in an Initial Public Offering or Limited Offering under paragraph IV.B.1.e., shall be preserved with the

----------
3. Disciplinary action may include, but is not limited to, any action that has a material financial effect upon the individual involved, such as suspending or demoting an employee, imposing a substantial fine or requiring the disgorgement of profits.

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                        Companies' records for the period and in the manner
                        required by Rule 17j-1.

VI.     Certification.

        Each Access Person will be required to certify annually that he or she has read and understood this Code of Ethics, and will abide by it. Each Access Person will further certify that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under this Code of Ethics. A form of such certification is attached hereto as Exhibit D.

                                  Northern Funds Board of Trustees
                                  Northern Institutional Funds Board of Trustees

Adopted:  August 2, 2000
Revised:   February 11, 2005

                                      C-10

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                                    Exhibit A

                                 NORTHERN FUNDS
                          NORTHERN INSTITUTIONAL FUNDS

                             Initial Holdings Report

To:     Compliance Department of The Northern Trust Company

        On [date] I became an "Access Person" of Northern Funds and Northern Institutional Funds. As of that date, I had a direct or indirect beneficial ownership interest* in the securities listed below which are required to be reported pursuant to Rule 17j-1 under the Investment Company Act of 1940:

                Title of                    Number                  Principal
                Security                  of Shares                   Amount
                --------                  ---------                 ---------


        As of [date] I maintained accounts with the brokers, dealers and banks listed below in which securities were held for my direct or indirect benefit:

                         Name of Broker, Dealer or Bank
                         ------------------------------


         This report (i) excludes securities and accounts over which I had no direct or indirect influence or control; (ii) excludes securities not required to be reported (that is, direct obligations of the U.S. Government, shares issued by mutual funds and unit investment trusts, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments); and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities or accounts listed above.


Date: _________________________         Signature: _____________________________

                                        Print Name:  ___________________________

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*    You will be treated as the "beneficial owner" of a security only if you have a direct or indirect pecuniary interest in the security.
     (a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the security.
     (b) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.
             For interpretive guidance, you should consult counsel.

                                      C-11

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                                    Exhibit B

                                 NORTHERN FUNDS
                          NORTHERN INSTITUTIONAL FUNDS

                             Annual Holdings Report

To:     Compliance Department of The Northern Trust Company

        As of [date], I had a direct or indirect beneficial ownership interest* in the securities listed below which are required to be reported pursuant to Rule 17j-1 under the Investment Company Act of 1940:

                Title of                    Number                  Principal
                Security                  of Shares                   Amount
                --------                  ---------                 ---------


         As of [date] I maintained accounts with the brokers, dealers and banks listed below in which securities were held for my direct or indirect benefit:

                         Name of Broker, Dealer or Bank
                         ------------------------------


         This report (i) excludes securities and accounts over which I had no direct or indirect influence or control; (ii) excludes securities not required to be reported (that is, direct obligations of the U.S. Government, shares issued by mutual funds and unit investment trusts, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments); and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities or accounts listed above.


Date: _________________________         Signature: _____________________________

                                        Print Name:  ___________________________

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*    You will be treated as the "beneficial owner" of a security only if you have a direct or indirect pecuniary interest in the security.
     (a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the security.
     (b) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.
             For interpretive guidance, you should consult counsel.

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                                    Exhibit C

                                 NORTHERN FUNDS
                          NORTHERN INSTITUTIONAL FUNDS
                                (the "Companies")

                          Quarterly Transaction Report


             For the Calendar Quarter Ended _______________________
                                               (month/day/year)

        To:     Compliance Department of The Northern Trust Company

        A. Securities Transactions. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Companies:

                                                Number of                    Nature of                         Broker/Dealer
            Interest Rate                       Shares or     Dollar         Transaction                       Or Bank
Title of    and Maturity Date    Date of        Principal     Amount of      (Purchase,                        Through Whom
Security    (If Applicable)      Transaction    Amount        Transaction    Sale, Other)         Price        Effected
--------    -----------------    ---------      ---------     -----------    -------------  ----------------   --------



----------
* Transactions that are asterisked indicate transactions in a security where I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as a trustee or officer, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale, by the Companies.


        B. New Brokerage Accounts. During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

                Name of Broker, Dealer or Bank      Date Account Was Established
                ------------------------------      ----------------------------


        C. Other Matters. This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


        Date: ______________________    Signature: _____________________________

                                        Print Name:  ___________________________

                                    Exhibit D

                                 NORTHERN FUNDS
                          NORTHERN INSTITUTIONAL FUNDS
                                (the "Companies")

                               ANNUAL CERTIFICATE


                Pursuant to the requirements of the Code of Ethics of the Companies, the undersigned hereby certifies as follows:

                1.      I have read the Companies' Code of Ethics.

                2. I understand the Code of Ethics and acknowledge that I am subject to it.

                3. Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided any securities holdings reports required to be reported under the requirements of the Code of Ethics.


        Date:                           ----------------------------------------
                                        Print Name


                                        ----------------------------------------
                                        Signature

                                    Exhibit E

                                 NORTHERN FUNDS
                          NORTHERN INSTITUTIONAL FUNDS
                                (the "Companies")

                                 ACKNOWLEDGMENT

                Pursuant to the requirements of the Code of Ethics of the Companies, the undersigned hereby certifies as follows:

                1.      I have received and read the Companies' Code of Ethics.

                2. I understand the Code of Ethics and acknowledge that I am subject to it.


        Date:                           ----------------------------------------
                                        Print Name


                                        ----------------------------------------
                                        Signature